Exhibit 99.2

FOR IMMEDIATE RELEASE

Talecris Biotherapeutics to Report Fourth Quarter and Full Year 2009 Financial Results

RESEARCH TRIANGLE PARK, N.C. (February 10, 2010) — Talecris Biotherapeutics Holdings Corp. (Nasdaq: TLCR) will release its fourth quarter and full year 2009 financial results on February 23, 2010, after the stock market closes, and will host a conference call at 8:30 AM Eastern Time on February 24, 2010.

Investors and analysts may participate via phone by calling 1-888-713-4217 (domestic) or 1-617-213-4869 (international), passcode number 24876172. To ensure timely access, please dial into the call approximately 10 minutes before it is scheduled to begin. The listen-only webcast will also be available through the Investor Relations section of http://www.talecris.com.

Participants may pre-register for the conference call at https://www.theconferencingservice.com/prereg/key.process?key=PV8V46BPC. Pre-registrants will be issued a PIN number to use when dialing into the live call, which will provide quick access to the conference by bypassing the operator upon connection.

A replay of the conference call will be available beginning approximately two hours after the call concludes and remain accessible until March 3, 2010 by dialing 1-888-286-8010 (domestic) or 1-617-801-6888 (international), passcode number 66844951. The webcast of the conference call will be archived on the Investor Relations section of http://www.talecris.com.

About Talecris Biotherapeutics: Inspiration. Dedication. Innovation.

Talecris Biotherapeutics is a global biotherapeutic and biotechnology company that discovers, develops and produces critical care treatments for people with life-threatening disorders in a variety of therapeutic areas including immunology, pulmonology, neurology and hemostasis. For more information, please visit: www.talecris.com.

Contact:

Talecris Investor Relations

Drayton Virkler, 919-316-2356

drayton.virkler@talecris.com

Talecris Corporate Communications

Becky Levine, 919-316-6590

becky.levine@talecris.com

###